Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3
*CUSIP:        21988K339

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2006.

INTEREST ACCOUNT
----------------

Balance as of         September 1, 2005.....                        $0.00
         Swap Receipt Amount.....                              $582,375.00
         Scheduled Income received on securities.....          $931,250.00
         Unscheduled Income received on securities.....              $0.00

LESS:
         Swap Distribution Amount.....                        -$931,250.00
         Distribution to the Holders.....                     -$582,375.00
         Distribution to Depositor.....                             -$0.00
         Distribution to Trustee.....                               -$0.00
Balance as of         March 1, 2006.....                             $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         September 1, 2005.....                         $0.00
         Scheduled Principal received on securities.....             $0.00

LESS:
         Distribution to Holders.....                               -$0.00
Balance as of         March 1, 2006.....                             $0.00

                 UNDERLYING SECURITIES HELD AS OF March 1, 2006

       Principal
        Amount                              Title of Security
       ---------                            -----------------
      $25,000,000               Chrysler Corporation, predecessor to
                                DaimlerChrysler Corporation 7.45% Debentures due
                                March 1, 2027
                                *CUSIP:        171196AP3

                 CREDIT SUPPORT HELD AS OF                  March 1, 2006

       Notional
        Amount                              Title of Security
       ---------                            -----------------

      $25,000,000                  Swap Agreement Dated as of February 11, 2004
                                   between the Trust and Lehman Brothers Special
                                   Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.